Exhibit 99.1

Windstream to acquire Iowa Telecommunications Services, Inc.

•	Improves company’s financial position with free cash flow accretive transaction that lowers dividend payout ratio while maintaining solid balance sheet

•	Provides approximately $35 million in annual expense and capital savings

•	Includes tax assets with an estimated net present value of approximately $130 million

•	Grows rural footprint with expansion into Iowa and Minnesota and adds approximately 256,000 access lines, about 95,000 high-speed Internet customers and about 26,000 digital TV customers

•	Iowa Telecom Chairman and CEO Alan Wells to join Windstream board of directors

Release date: Nov. 24, 2009

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) announced today that it has entered into a definitive agreement to acquire Iowa Telecommunications Services, Inc. (NYSE: IWA), based in Newton, Iowa, in a transaction valued at approximately $1.1 billion.

Iowa Telecom shareholders will receive 0.804 shares of Windstream stock and $7.90 in cash per each Iowa Telecom share under terms of the agreement approved by the boards of directors of both companies. Windstream expects to issue approximately 26.5 million shares of stock valued at approximately $269 million, based on the company’s closing stock price on Nov. 23, 2009, and pay approximately $261 million in cash as part of the transaction. Windstream also will repay estimated net debt of approximately $598 million. Windstream intends to finance the cash portion of the transaction and the repayment of Iowa Telecom’s outstanding indebtedness with the proceeds from a debt financing or additional bank borrowings.

“These are well-run, profitable properties in very rural service areas that expand our presence in the Upper Midwest and grow our free cash flow per share,” said Jeff Gardner, president and CEO of Windstream. “I also am pleased to have Alan join our company’s board of directors. His financial acumen and executive management experience will be a tremendous asset.”

“This is an excellent transaction for our shareholders, and for the customers that we serve,” said Alan L. Wells, Iowa Telecom Chairman and CEO. “Windstream is a leader in our industry, and Jeff Gardner and his team have done an outstanding job of profitably growing their business in challenging times. Windstream shares our commitment to both customer service and shareholder value, and we’re very pleased that our company will be joining the Windstream organization.”

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Windstream estimates the transaction will be accretive to free cash flow in the first year following the closing after expected annual synergies of approximately $35 million in operating expenses and capital expenditure savings and excluding integration charges. The transaction also includes tax assets with an estimated net present value of approximately $130 million.

The transaction is expected to close in mid-2010, subject to certain conditions, including necessary approvals from federal and state regulators and Iowa Telecom shareholders.

Iowa Telecom provides communications services to residential and business customers in Iowa and Minnesota. The company has approximately 256,000 access lines, about 95,000 high-speed Internet customers and about 26,000 digital TV customers. The company has approximately 11 access lines per square mile across its service areas and operates an extensive fiber and IP network.

The transaction also includes Iowa Telecom’s 15 FCC Advanced Wireless Service licenses and three 700 MHz Band licenses.

Iowa Telecom has approximately 800 employees, including about 350 at its corporate headquarters in Newton. Windstream will maintain an operating presence in the headquarters building and plans to expand the existing call center.

On a pro forma basis for the acquisition of Sherburne Tele Systems, Inc. in the twelve months ended Sept. 30, 2009, Iowa Telecom generated approximately $275 million in revenue; $130 million in operating income before depreciation and amortization (OIBDA), which excludes merger and integration costs; and $69 million in free cash flow, which is defined as net cash from operations less capital expenditures.

On a pro forma basis following completion of the company’s pending transactions with Lexcom, NuVox and Iowa Telecom, as well as the recently completed acquisition of D&E Communications, Windstream will have approximately $4 billion in revenue and about $2 billion in OIBDA, excluding non-cash pension and merger and integration expenses.

“Windstream has extensive experience with successfully integrating new properties. The transactions we have announced this year are scheduled to close in an orderly fashion over a period of time providing the opportunity for very manageable integrations,” Gardner said. “Each of these companies is extremely well run, and we are very far along in our integration planning.”

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Additional Information

Stephens Inc., Goldman, Sachs & Co. and BofA Merrill Lynch are acting as financial advisers and Skadden, Arps, Slate, Meagher & Flom LLP as legal adviser to Windstream on the transaction. J.P. Morgan Securities Inc. and Fredrikson & Byron, P.A. are acting as financial advisers and legal advisers to Iowa Telecom.

Non-GAAP Financial Measures

This press release references the non-GAAP financial measure OIBDA for the twelve months ended Sept. 30, 2009 on a pro forma basis. A reconciliation of this measure to the most directly comparable GAAP measure is presented below:

Operating income under GAAP:		$60 million
Merger and integration costs:		$2 million
Sherburne Tele Systems pro forma adjustment:		$8 million
Depreciation and amortization:	+ $	60 million

OIBDA:		$130 million

This press release also references the non-GAAP financial measure free cash flow for the twelve months ended Sept. 30, 2009 on a pro forma basis. A reconciliation of this measure to the most directly comparable GAAP measure is presented below:

Cash flows from Operations under GAAP:		$86 million
Capital expenditures:		($24) million
Merger and integration costs:		$2 million
Sherburne Tele Systems pro forma adjustment:	+ $	5 million

Free cash flow:		$69 million

Cautionary Statement Regarding Forward-Looking Statements

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding the completion of the acquisition and expected benefits of the acquisition, are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: receipt of required approvals of regulatory agencies; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected;

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the possibility that costs or difficulties related to the integration of Iowa Telecom operations into Windstream will be greater than expected; the ability of the combined company to retain and hire key personnel; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2008 and in subsequent Securities and Exchange Commission filings. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger of Iowa Telecom and Windstream. In connection with the proposed merger, Windstream will file a Registration Statement on Form S-4 with the SEC that will contain a proxy statement/prospectus. Iowa Telecom investors and security holders are advised to read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because those documents will contain important information about Iowa Telecom, Windstream and the proposed merger. The final proxy statement/prospectus will be mailed to shareholders of Iowa Telecom. Investors and security holders may obtain a free copy of the proxy statement/prospectus when it becomes available at the SEC’s Web site at www.sec.gov. Free copies of the proxy statement/prospectus, when it becomes available, may also be obtained from Windstream upon written request to Windstream Investor Relations, 4001 Rodney Parham Road, Little Rock, AR 72212 or by calling (866) 320-7922, or from Iowa Telecom upon written request to Iowa Telecommunications Services, Inc., 403 W. Fourth Street North, Newton, IA 50208 or by calling 1-641-787-2089. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Windstream

Windstream Corporation is an S&P 500 company that provides phone, high-speed Internet and high-definition digital TV services to customers in 16 states.

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The company also offers a wide range of IP-based voice and data services and advanced phone systems and equipment to businesses and government agencies. The company has approximately 3 million access lines and about $3.1 billion in annual revenues. Windstream is ranked 4th in the 2009 BusinessWeek 50 ranking of the best performing U.S. companies. For more information about Windstream, visit www.windstream.com.

About Iowa Telecom

Iowa Telecommunications Services, Inc. (d/b/a Iowa Telecom) is a telecommunications service provider that offers local telephone, long distance, Internet, broadband and network access services to business and residential customers. Today, the Company and its subsidiaries serve over 450 Iowa communities, 10 Minnesota communities and employs approximately 800 people. The Company’s headquarters are in Newton, Iowa. The Company trades on the New York Stock Exchange under the symbol IWA. For further information regarding Iowa Telecom, please go to www.iowatelecom.com and select “Investor Relations.” The Iowa Telecom logo is a registered trademark of Iowa Telecommunications Services, Inc. in the United States.

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Windstream

Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contact:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Iowa Telecom

Media Relations Contact:

Julie White, 641-787-2040

julie.white@iowatelecom.com

Investor Relations Contact:

Kevin Inda, 407-566-1180

kevin.inda@cci-ir.com